EXHIBIT 99.2

AMENDMENT TO OMNIBUS ALLONGE to PROMISSORY NOTES

This AMENDMENT TO OMNIBUS ALLONGE TO PROMISSORY NOTES, dated as of July 29, 2014 (this “Amendment”), is made and entered into by and between Lightning Gaming, Inc., a Nevada corporation, and Lightning Poker, Inc., a Pennsylvania corporation and the successor to PokerMatic, Inc., a Pennsylvania corporation, and Stewart J. Greenebaum, LLC, a Maryland limited liability company, and is attached to and made a part of each of the Notes (as defined below). All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Notes.

Background

A.                Maker (or its predecessors) issued those certain promissory notes set forth in Exhibit A hereto to Holder in the principal amount and on the dates set forth therein (the “Notes”).

B.                 Maker and Holder amended and restated certain Terms and Conditions of the Notes on or about June 23, 2011.

C.                 Maker and Holder amended certain Terms and Conditions of the Notes in the Omnibus Allonge to Promissory Notes dated December 31, 2012 (the “Allonge”)

D.                Maker and Holder desire to amend the terms of the Allonge as set forth in this Amendment.

Terms and Conditions

NOW, THEREFORE, the parties hereto, intending to be legally bound, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual representations, warranties, agreements and covenants contained herein, hereby agree as follows:

1.                  Extension of the Maturity Date. The maturity date of each of the Notes is hereby amended to June 30, 2017.

2.                  Miscellaneous.

(a)                This Amendment amends each of the Notes as specifically provided herein. All other provisions of the Notes shall remain in full force and effect except as expressly modified hereby. A copy of this Amendment shall be affixed to each of the Notes, whereupon each of the Notes, together with this Amendment, will become and constitute a single instrument.

(b)               Each party to this Amendment acknowledges that such party has been represented by counsel (or has had an opportunity to be represented by counsel) in negotiations for, and the preparation of, this Amendment, that such party have reviewed this Amendment, that such party understands and is fully aware of its contents and of its legal effect, and such party is voluntarily entering into this Amendment upon the legal advice of its counsel. Each party waives all common law or statutory presumptions to the effect that uncertainties in a contract are interpreted against the party causing an uncertainty to exist.

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(c)                This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to the choice of law or conflict of law principles of any other jurisdiction.

(d)               This Amendment may be executed in counterparts, each of which shall be considered an original instrument, but all of which together shall be considered one and the same instrument. Facsimile or other electronically transmitted copies of the signature page hereof (including signature pages sent in PDF format) shall be deemed originals and shall be binding for all purposes.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have caused this Omnibus Allonge to Promissory Notes to be executed and delivered as of the date first set forth above.

LIGHTNING GAMING, INC.		LIGHTNING POKER, INC.
a Nevada corporation		a Pennsylvania corporation

By:	/s/ Brian Haveson	By:	/s/ Brian Haveson
	Name: Brian Haveson		Name: Brian Haveson
	Title: Chief Executive Officer		Title: Chief Executive Officer

STEWART J. GREENEBAUM, LLC
A Maryland limited liability company

By:	/s/ Stewart J. Greenebaum
By Michael Greenebaum POA
Name: Stewart J. Greenebaum
Title: Manager

[Signature Page to Omnibus Allonge]

EXHIBIT A

Notes

1.	Promissory Note, dated June 27, 2007, amended and restated June 23, 2011, in the principal amount of $1,000,000 (issued pursuant to the Note and Warrant Purchase Agreement, dated as of December 11, 2009, by and among SIG Strategic Investments, LLLP, CI2, Stewart J. Greenebaum LLC and LGI).

2.	Promissory Note, dated June 30, 2008, amended and restated June 23, 2011, in the principal amount of $1,000,000 (issued pursuant to the Note and Warrant Purchase Agreement, dated as of March 19, 2010, by and among SIG Strategic Investments, LLLP, CI2, Stewart J. Greenebaum LLC and LGI).

3.	Promissory Note, dated February 22, 2010, amended and restated June 23, 2011, in the principal amount of $1,000,000 (issued pursuant to the Loan and Warrant Purchase Agreements, dated as of February 22, 2010, by and among CI2, Stewart J. Greenebaum, LLC and LGI).